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                                                                    EXHIBIT 23.6

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


                                 March 26, 2001


     We hereby consent to the use in this Registration Statement on Form F-4 of our letter to the Board of Directors of Centura Banks, Inc. included as Annex C to the Prospectus/Proxy Statement forming a part of this Registration Statement on Form F-4 and to all references to our firm in such Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       KEEFE, BRUYETTE & WOODS, INC.


                                       By: /s/ Donald W. Delson
                                          -------------------------
                                       Name:   Donald W. Delson
                                       Title:  Managing Director